EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Strong
Quarterly Results

For the quarter ended June 30, 2013 compared to the quarter ended June 30, 2012:

—	Net Revenue Increased 25.6% to $3.24 Billion

—	Consolidated Hold-Adjusted, Adjusted Property EBITDA Increased 29.0% to $1.17 Billion (Consolidated Adjusted Property EBITDA Increased 31.0% to $1.11 Billion)

—	Strong Gaming Volumes in Macao Drove Hold-Adjusted, Adjusted Property EBITDA (and Adjusted Property EBITDA) Up 53.2% to Record $657.2 Million

—	Hold-Adjusted, Adjusted Net Income Rose 42.1% to $597.6 Million (GAAP Net Income Attributable to Las Vegas Sands Increased 120.2% to $529.8 Million)

—	Hold-Adjusted, Adjusted Earnings per Diluted Share Increased 41.2% to $0.72 (GAAP Earnings per Diluted Share Increased 120.7% to $0.64)

—	The Company Paid a Recurring Quarterly Dividend of $0.35 per share, an Increase of 40% over the Second Quarter of 2012

—	On June 5, 2013, the Company’s Board of Directors Authorized a $2.0 Billion Stock Repurchase Program Under Which the Company Repurchased $46.5 Million of Stock During the Quarter

Las Vegas, NV (July 24, 2013)—Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2013.

Second Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report outstanding quarterly financial results that reflect strong growth in revenue, cash flow and earnings per share, as well as the focused and consistent execution of our global growth strategy.  Continued execution of that strategy will extend our position as the global leader in Integrated Resort development and operation.

“In Macao, we delivered record financial results, with strong growth and operating momentum reflected in every segment of our business. We welcomed more than fourteen million visitors to our Cotai Strip properties during the quarter, and delivered a record $657.2 million of adjusted property EBITDA from our Macao property portfolio. We remain confident that our market-leading Cotai Strip properties will meaningfully enhance the appeal of Macao and the Cotai Strip to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

The company also delivered strong financial results in Singapore, with meaningful growth in gaming and non-gaming revenues contributing to a strong financial performance.  Rolling Chip volume increased 24.9% to reach $14.37 billion, while hold-adjusted, adjusted property EBITDA increased 5.9% to reach $396.2 million.

Mr. Adelson added, “The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

The company paid a recurring quarterly dividend of $0.35 per common share during the quarter, an increase of 40% compared to the first quarter of 2012.  In addition, the company’s board of directors authorized on June 5, 2013, a $2.0 billion stock repurchase program.  The stock repurchase program will complement the company’s recurring dividend program and will provide another avenue for the return of capital to shareholders.  The company repurchased approximately $46.5 million of common stock (883,046 shares at a weighted average price of $52.71) during the quarter ended June 30, 2013.

The company also announced that its next recurring quarterly dividend of $0.35 per common share will be paid to Las Vegas Sands shareholders on September 30, 2013 to shareholders of record as of September 20, 2013.

Company-Wide Operating Results

Net revenue for the second quarter of 2013 increased 25.6% to reach $3.24 billion, compared to $2.58 billion in the second quarter of 2012. Consolidated adjusted property EBITDA increased 31.0% to reach $1.11 billion in the second quarter of 2013, compared to $844.7 million in the year-ago quarter.  On a hold-adjusted basis, adjusted property EBITDA increased 29.0% to reach $1.17 billion in the second quarter of 2013, compared to $907.4 million in the second quarter of 2012.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the second quarter of 2013 increased 96.3% to $780.6 million, compared to $397.7 million in the second quarter of 2012.  The increase in operating income was principally due to stronger operating results in Macao including the contribution from Sands Cotai Central, which opened its first phase in April of 2012.  The second quarter of 2012 was negatively impacted by a non-cash impairment loss of $100.7 million related to parcels 7 and 8 in Macao.

On a GAAP basis, net income attributable to Las Vegas Sands in the second quarter of 2013 increased 120.2% to $529.8 million, compared to $240.6 million in the second quarter of 2012, while diluted earnings per share in the second quarter of 2013 increased 120.7% to $0.64, compared to $0.29 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the increase in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) increased to $540.6 million, or $0.65 per diluted share, compared to $365.3 million, or $0.44 per diluted share, in the second quarter of 2012. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 39.9% to $2.07 billion in the second quarter of 2013, compared to $1.48 billion in the second quarter of 2012. Adjusted property EBITDA for Sands China Ltd. increased 54.8% to $654.8 million in the second quarter of 2013, compared to $422.9 million in the second quarter of 2012. Net income for Sands China Ltd. increased 203.8% to $487.6 million in the second quarter of 2013, compared to $160.5 million in the second quarter of 2012.

The Venetian Macao Second Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered record adjusted property EBITDA of $360.9 million, an increase of 57.5% compared to the second quarter of 2012. Operating results were positively impacted by higher than expected Rolling Chip win percentage of 3.41%, compared to 2.68% in the second quarter of 2012.  Adjusted property EBITDA margin increased to 40.3% in the second quarter of 2013 from 35.3% in the year-ago quarter.  Non-Rolling Chip drop increased 56.1% to reach a property record $1.59 billion for the quarter with Non-Rolling Chip win percentage of 28.2%.  Rolling Chip volume during the quarter increased 6.1% to reach $11.84 billion.  Slot handle was $1.15 billion, consistent with the quarter one year ago.  Mall revenues increased 17.9% during the quarter to reach $37.5 million.

The following table summarizes the key operating results for The Venetian Macao for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
The Venetian Macao Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$800.6	$561.6	$239.0	42.6%
Rooms	51.1	49.9	1.2	2.4%
Food and Beverage	19.8	19.0	0.8	4.2%
Mall	37.5	31.8	5.7	17.9%
Convention, Retail and Other	18.4	14.7	3.7	25.2%
Less - Promotional Allowances	(32.7)	(27.6)	(5.1)	-18.5%
Net Revenues	$894.7	$649.4	$245.3	37.8%

Adjusted Property EBITDA	$360.9	$229.2	$131.7	57.5%
EBITDA Margin %	40.3%	35.3%		5.0 pts

Operating Income	$322.6	$189.9	$132.7	69.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,838.0	$11,161.6	$676.4	6.1%
Rolling Chip Win %(1)	3.41%	2.68%		0.73 pts

Non-Rolling Chip Drop	$1,593.8	$1,020.9	$572.9	56.1%
Non-Rolling Chip Win %	28.2%	30.6%		-2.4 pts

Slot Handle	$1,149.7	$1,148.8	$0.9	0.1%
Slot Hold %	5.6%	5.2%		0.4 pts

Hotel Statistics

Occupancy %	87.4%	86.7%		0.7 pts
Average Daily Rate (ADR)	$227	$228	$(1)	-0.4%
Revenue per Available Room (RevPAR)	$199	$198	$1	0.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Second Quarter Operating Results

Net revenues and adjusted property EBITDA for the second quarter of 2013 at Sands Cotai Central were $584.0 million and $146.1 million, respectively, resulting in an EBITDA margin of 25.0%. The quarter’s results were negatively impacted by lower than expected Rolling Chip win percentage of 2.35%.  The first phase of Sands Cotai Central opened on April 11, 2012.  The property was open for 81 days during last year’s second quarter.

Rolling Chip volume reflected strong growth and reached $14.34 billion for the quarter, while Non-Rolling Chip drop reached $1.23 billion with Non-Rolling Chip win percentage of 22.1%. Slot handle, driven by robust electronic table games play, reached $1.25 billion for the quarter. Mass win per table per day increased 21.2% compared to the first quarter of 2013, reaching $9,615 per day, while mass table, slot and ETG win per day climbed to $3.51 million, an increase of 16.4% compared to the first quarter of 2013.  Hotel occupancy reached 67.5% on 5,723 hotel rooms with ADR of $143.

Visitation to the property continues to expand and exceeded 3.7 million visits in the quarter.  An air-conditioned footbridge connecting Sands Cotai Central on the East side of the Cotai Strip with The Venetian Macao and Four Seasons Macao Hotel and Plaza Casino on the West side of the Cotai Strip opened on December 20, 2012.

The following table summarizes our key operating results for Sands Cotai Central for the second quarter of 2013 compared to the 81-day period ended June 30, 2012:

Sands Cotai Central Operations	Three Months Ended June 30,	81 Days Ended June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$530.5	$249.5	$281.0	112.6%
Rooms	48.0	15.3	32.7	213.7%
Food and Beverage	22.1	9.4	12.7	135.1%
Mall	8.8	3.3	5.5	166.7%
Convention, Retail and Other	5.6	1.7	3.9	229.4%
Less - Promotional Allowances	(31.0)	(13.6)	(17.4)	-127.9%
Net Revenues	$584.0	$265.6	$318.4	119.9%

Adjusted Property EBITDA	$146.1	$51.8	$94.3	182.0%
EBITDA Margin %	25.0%	19.5%		5.5 pts

Operating Income (Loss)	$78.5	$(17.9)	$96.4	N.M.

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$14,335.4	$6,820.6	$7,514.8	110.2%
Rolling Chip Win %(1)	2.35%	3.12%		-0.77 pts

Non-Rolling Chip Drop	$1,228.2	$389.4	$838.8	215.4%
Non-Rolling Chip Win %	22.1%	21.5%		0.6 pts

Slot Handle	$1,249.6	$665.4	$584.2	87.8%
Slot Hold %	3.8%	4.0%		-0.2 pts

Hotel Statistics

Occupancy %	67.5%	75.1%		-7.6 pts
Average Daily Rate (ADR)	$143	$141	$2	1.4%
Revenue per Available Room (RevPAR)	$97	$106	$(9)	-8.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
N.M. – Not Meaningful

Four Seasons Hotel Macao and Plaza Casino Second Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $61.8 million in the second quarter of 2013.  Rolling Chip volume was $9.94 billion for the quarter, an increase of 8.0% compared to the second quarter of 2012. Non-Rolling Chip drop increased 104.5% to $186.1 million, while Non-Rolling Chip win percentage was 22.5% and below the 43.9% experienced in the second quarter of 2012. Slot handle decreased 8.6% to $182.0 million during the quarter.

Progress on repositioning the property to become a leading premium mass destination in Macao continues.  During the quarter, we increased the mass table count to an average of 58 tables, compared to 36 mass tables in the second quarter of 2012. Additionally, the property had an average of 26 fewer VIP tables in operation during the quarter compared to the second quarter of 2012.  At June 30, 2013, the property had a total of 94 VIP tables and 63 mass tables in operation.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$242.1	$239.8	$2.3	1.0%
Rooms	9.7	8.9	0.8	9.0%
Food and Beverage	6.2	5.6	0.6	10.7%
Mall	25.4	21.3	4.1	19.2%
Convention, Retail and Other	1.0	0.8	0.2	25.0%
Less - Promotional Allowances	(10.3)	(10.3)	-	0.0%
Net Revenues	$274.1	$266.1	$8.0	3.0%

Adjusted Property EBITDA	$61.8	$76.6	$(14.8)	-19.3%
EBITDA Margin %	22.6%	28.8%		-6.2 pts

Operating Income	$48.1	$62.0	$(13.9)	-22.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,944.3	$9,207.3	$737.0	8.0%
Rolling Chip Win %(1)	2.93%	3.05%		-0.12 pts

Non-Rolling Chip Drop	$186.1	$91.0	$95.1	104.5%
Non-Rolling Chip Win %	22.5%	43.9%		-21.4 pts

Slot Handle	$182.0	$199.1	$(17.1)	-8.6%
Slot Hold %	6.2%	5.4%		0.8 pts

Hotel Statistics

Occupancy %	80.7%	73.3%		7.4 pts
Average Daily Rate (ADR)	$352	$357	$(5)	-1.4%
Revenue per Available Room (RevPAR)	$284	$261	$23	8.8%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Second Quarter Operating Results

Sands Macao’s adjusted property EBITDA increased 23.8% compared to the same quarter last year to reach $88.3 million.  Adjusted property EBITDA margin increased 370 basis points to 30.0%. The property realized 2.62% win on Rolling Chip volume during the quarter, compared to 2.58% in the year-ago quarter. Rolling Chip volume was $5.82 billion for the quarter.  Non-Rolling Chip drop increased 14.8% to reach $822.9 million during the quarter, while slot handle increased 4.2% to reach $637.2 million.

The following table summarizes our key operating results for Sands Macao for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
Sands Macao Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$287.5	$264.8	$22.7	8.6%
Rooms	5.9	5.8	0.1	1.7%
Food and Beverage	9.2	8.3	0.9	10.8%
Convention, Retail and Other	2.6	2.4	0.2	8.3%
Less - Promotional Allowances	(10.5)	(9.7)	(0.8)	-8.2%
Net Revenues	$294.7	$271.6	$23.1	8.5%

Adjusted Property EBITDA	$88.3	$71.3	$17.0	23.8%
EBITDA Margin %	30.0%	26.3%		3.7 pts

Operating Income	$79.7	$63.3	$16.4	25.9%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,818.2	$6,164.8	$(346.6)	-5.6%
Rolling Chip Win %(1)	2.62%	2.58%		0.04 pts

Non-Rolling Chip Drop	$822.9	$717.1	$105.8	14.8%
Non-Rolling Chip Win %	20.3%	19.7%		0.6 pts

Slot Handle	$637.2	$611.7	$25.5	4.2%
Slot Hold %	4.1%	4.1%		0.0 pts

Hotel Statistics

Occupancy %	95.0%	93.2%		1.8 pts
Average Daily Rate (ADR)	$242	$242	$-	0.0%
Revenue per Available Room (RevPAR)	$230	$225	$5	2.2%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Second Quarter Operating Results

Marina Bay Sands in Singapore generated hold-adjusted, adjusted property EBITDA of $396.2 million, an increase of 5.9% compared to the second quarter of 2012. Adjusted property EBITDA was $355.3 million for the second quarter, and was negatively impacted by lower than expected Rolling Chip win percentage of 2.53% for the quarter.

Rolling Chip volume increased 24.9% to reach $14.37 billion for the quarter. Non-Rolling Chip win increased 1.8% to reach $272.4 million during the quarter. Slot handle was flat at $2.74 billion for the quarter. Total mass win per day during the quarter decreased slightly to $4.51 million, compared to $4.52 million in the second quarter of 2012.

The high margin hotel room segment of the property continued to reflect strong revenue growth of 8.0%. ADR expanded during the quarter, driving a RevPAR increase of 8.3% compared to the same quarter last year.  Occupancy was 99.4% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
Marina Bay Sands Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$590.3	$550.2	$40.1	7.3%
Rooms	86.5	80.1	6.4	8.0%
Food and Beverage	44.2	43.4	0.8	1.8%
Mall	35.8	37.4	(1.6)	-4.3%
Convention, Retail and Other	27.6	25.0	2.6	10.4%
Less - Promotional Allowances	(44.9)	(41.3)	(3.6)	-8.7%
Net Revenues	$739.5	$694.8	$44.7	6.4%

Adjusted Property EBITDA	$355.3	$330.4	$24.9	7.5%
EBITDA Margin %	48.1%	47.6%		0.5 pts

Operating Income	$255.1	$235.3	$19.8	8.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$14,371.6	$11,505.7	$2,865.9	24.9%
Rolling Chip Win %(1)	2.53%	2.42%		0.11 pts

Non-Rolling Chip Drop	$1,163.7	$1,205.5	$(41.8)	-3.5%
Non-Rolling Chip Win %	23.4%	22.2%		1.2 pts

Slot Handle	$2,744.5	$2,741.1	$3.4	0.1%
Slot Hold %	5.0%	5.2%		-0.2 pts

Hotel Statistics

Occupancy %	99.4%	99.1%		0.3 pts
Average Daily Rate (ADR)	$379	$351	$28	8.0%
Revenue per Available Room (RevPAR)	$377	$348	$29	8.3%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Second Quarter Operating Results

The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, delivered an increase in hold-adjusted, adjusted property EBITDA of 8.0%, reaching $89.1 million dollars for the quarter.  Adjusted property EBITDA was $63.0 million while margin was 18.2% for the quarter. Table games drop, which reflected strong baccarat play, increased 26.9% to reach $551.3 million.  Slot handle increased 6.8% to $475.4 million with slot hold percentage of 8.7%. Hotel occupancy percentage increased 540 basis points to 91.6% during the quarter, while RevPAR grew 6.8% compared to last year’s quarter.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
Las Vegas Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$105.1	$94.6	$10.5	11.1%
Rooms	120.6	112.8	7.8	6.9%
Food and Beverage	65.7	67.2	(1.5)	-2.2%
Convention, Retail and Other	75.7	72.3	3.4	4.7%
Less - Promotional Allowances	(21.4)	(19.6)	(1.8)	-9.2%
Net Revenues	$345.7	$327.3	$18.4	5.6%

Adjusted Property EBITDA	$63.0	$64.4	$(1.4)	-2.2%
EBITDA Margin %	18.2%	19.7%		-1.5 pts

Operating Income	$49.5	$38.3	$11.2	29.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$551.3	$434.6	$116.7	26.9%
Table Games Win %(1)	15.9%	16.5%		-0.6 pts

Slot Handle	$475.4	$445.1	$30.3	6.8%
Slot Hold %	8.7%	8.9%		-0.2 pts

Hotel Statistics

Occupancy %	91.6%	86.2%		5.4 pts
Average Daily Rate (ADR)	$205	$205	$0	0.0%
Revenue per Available Room (RevPAR)	$188	$176	$12	6.8%

(1)	This compares to our expected Table Games win percentage of 20.0% and 22.0% (calculated before discounts).

Sands Bethlehem Second Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 10.2% to reach $126.8 million while adjusted property EBITDA increased 24.9% to reach $33.6 million for the second quarter of 2013. Table games drop increased 18.5% to reach $258.9 million for the quarter, while table games win percentage was 16.2%. Slot handle was $1.06 billion for the quarter with slot hold percentage of 7.0%.

The following table summarizes our key operating results for Sands Bethlehem for the second quarter of 2013 compared to the second quarter of 2012:

	Three Months Ended
Sands Bethlehem Operations	June 30,
(Dollars in millions)	2013	2012	$ Change	Change
Revenues:
Casino	$118.0	$107.0	$11.0	10.3%
Rooms	2.8	2.4	0.4	16.7%
Food and Beverage	7.5	6.9	0.6	8.7%
Mall	0.7	0.5	0.2	40.0%
Convention, Retail and Other	4.1	4.3	(0.2)	-4.7%
Less - Promotional Allowances	(6.3)	(6.0)	(0.3)	-5.0%
Net Revenues	$126.8	$115.1	$11.7	10.2%

Adjusted Property EBITDA	$33.6	$26.9	$6.7	24.9%
EBITDA Margin %	26.5%	23.4%		3.1 pts

Operating Income	$24.4	$17.4	$7.0	40.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$258.9	$218.4	$40.5	18.5%
Table Games Win %(1)	16.2%	14.3%		1.9 pts

Slot Handle	$1,055.1	$1,012.6	$42.5	4.2%
Slot Hold %	7.0%	7.2%		-0.2 pts

Hotel Statistics

Occupancy %	72.5%	62.2%		10.3 pts
Average Daily Rate (ADR)	$143	$142	$1	0.7%
Revenue per Available Room (RevPAR)	$104	$88	$16	18.2%

(1)	This compares to our expected Table Games win percentage of 14.0% and 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $107.3 million for the second quarter of 2013, an increase of 15.0% compared to the second quarter of 2012.  Operating profit derived from these retail mall assets increased 18.2% for the quarter compared to the quarter one year ago, reaching $89.6 million.

	For The Three Months Ended June 30, 2013						LTM June 30, 2013
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period		Tenant Sales Per Sq. Ft.(2)

The Grand Canal Shoppes at The Venetian Macao	$37.4	$31.4	84.0%	759,077	95.6%		$1,357

The Shoppes at Four Seasons
Luxury Retail	20.2	19.1	94.6%	141,904	100.0%		6,844
Other Stores	5.2	4.6	88.5%	99,512	75.4%		1,752
Total	25.4	23.7	93.3%	241,416	89.9%		4,661

The Shoppes at Sands Cotai Central	8.7	7.1	81.6%	210,143	100.0%		N/A

Total Cotai Strip in Macao	71.5	62.2	87.0%	1,210,636	95.2%		2,020

The Shoppes at Marina Bay Sands	35.8	27.4	76.5%	640,648	86.7%	(3)	1,552

Total	$107.3	$89.6	83.5%	1,851,284	92.3%		$1,842

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.
(3)
This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 56,000 square feet of gross leasable area is undergoing new fit-out but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of our CotaiJet ferry operation, was negative $2.1 million during the quarter, compared to negative $6.0 million in the second quarter of 2012.

Pre-opening expenses decreased to $1.0 million in the second quarter of 2013, compared to $43.5 million in the second quarter of 2012.

Depreciation and amortization expense was $251.0 million in the second quarter of 2013, compared to $220.4 million in the second quarter of 2012.

Interest expense, net of amounts capitalized, was $68.4 million for the second quarter of 2013, compared to $64.5 million during the second quarter of 2012. Capitalized interest was $0.6 million during the second quarter of 2013, compared to $12.3 million during the second quarter of 2012.  Our weighted average borrowing cost in the second quarter of 2013 was 2.7%.

Corporate expense was $46.5 million in the second quarter of 2013, compared to $58.6 million in the second quarter of 2012.

Other income, which was principally composed of foreign currency gains, was $3.9 million in the second quarter of 2013, compared to $1.8 million in the second quarter of 2012.

The company’s effective income tax rate for the second quarter of 2013 was 6.6%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the second quarter of 2013 was $141.9 million and was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of June 30, 2013 were $2.51 billion.

As of June 30, 2013, total debt outstanding, including the current portion, was $9.49 billion. Total principal payments for the remainder of 2013 are expected to be approximately $16.5 million.

Capital Expenditures

Capital expenditures during the second quarter totaled $196.8 million, including construction, development and maintenance activities of $115.3 million in Macao, $60.8 million at Marina Bay Sands, $17.6 million in Las Vegas, and $3.1 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, July 24, 2013 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is a Fortune 500 company and the leading global developer and operator of destination Integrated Resort properties that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

The Venetian® and The Palazzo®, Five-Diamond luxury resorts on the Las Vegas Strip, and Sands® Bethlehem in Eastern Pennsylvania are the company's properties in the United States.  Marina Bay Sands® is the company's iconic Integrated Resort in Singapore's downtown Marina Bay district.

Through its majority-owned subsidiary Sands China Ltd. (1928:HK), the company owns a portfolio of properties on Macao's Cotai Strip®, including The Venetian® Macao, Four Seasons Hotel Macao, and Sands Cotai Central. The company also owns the Sands® Macao on the Macao Peninsula.

Las Vegas Sands is committed to global sustainability through its Sands ECO360º program and is an active community partner through its various charitable organizations.

For more information, please visit www.lasvegassands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2013 Results
Non-GAAP Reconciliations

Within the company’s second quarter 2013 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-adjusted, adjusted net income,” “adjusted earnings per diluted share,” “hold-adjusted, adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-adjusted, adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-adjusted, adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues:
Casino	$2,674,129	$2,067,424	$5,410,183	$4,333,917
Rooms	324,629	275,311	649,645	543,038
Food and beverage	174,772	159,744	360,101	313,199
Mall	107,993	93,740	193,454	165,158
Convention, retail and other	123,050	116,834	249,111	246,551
	3,404,573	2,713,053	6,862,494	5,601,863
Less - promotional allowances	(161,632)	(131,147)	(316,834)	(257,215)
	3,242,941	2,581,906	6,545,660	5,344,648
Operating expenses:
Resort operations	2,142,868	1,743,557	4,285,768	3,448,955
Corporate	46,481	58,592	102,753	107,547
Pre-opening	1,031	43,472	7,868	94,931
Development	6,002	6,797	11,353	7,995
Depreciation and amortization	251,048	220,440	503,605	415,187
Amortization of leasehold interests in land	10,108	10,057	20,275	20,002
Impairment loss	-	100,781	-	143,674
Loss on disposal of assets	4,762	482	6,694	1,075
	2,462,300	2,184,178	4,938,316	4,239,366
Operating income	780,641	397,728	1,607,344	1,105,282
Other income (expense):
Interest income	3,236	6,892	7,029	12,540
Interest expense, net of amounts capitalized	(68,376)	(64,533)	(137,208)	(129,205)
Other income (expense)	3,893	1,782	1,785	(1,637)
Loss on modification or early retirement of debt	-	(16,403)	-	(19,234)
Income before income taxes	719,394	325,466	1,478,950	967,746
Income tax expense	(47,721)	(39,085)	(103,303)	(102,256)
Net income	671,673	286,381	1,375,647	865,490
Net income attributable to noncontrolling interests	(141,920)	(45,794)	(273,933)	(125,961)
Net income attributable to Las Vegas Sands Corp.	$529,753	$240,587	$1,101,714	$739,529

Earnings per share:
Basic	$0.64	$0.29	$1.34	$0.94
Diluted	$0.64	$0.29	$1.33	$0.90

Weighted average shares outstanding:
Basic	823,974,421	821,110,555	823,671,664	790,773,996
Diluted	827,901,261	826,102,326	827,701,270	822,458,833

Dividends declared per common share	$0.35	$0.25	$0.70	$0.50

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended June 30, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$322,584	$34,031	$1,624	$1,106	$-	$-	$1,519	$-	$360,864
Sands Cotai Central	78,481	63,689	2,152	1,309	(118)	-	634	-	146,147
Four Seasons Hotel Macao and Plaza Casino	48,090	12,047	734	52	842	-	44	-	61,809
Sands Macao	79,738	7,838	353	4	-	-	405	-	88,338
Macao Property Operations	528,893	117,605	4,863	2,471	724	-	2,602	-	657,158
Marina Bay Sands	255,092	66,700	4,624	1,740	-	25,343	1,850	-	355,349
United States:
Las Vegas Operating Properties	49,514	46,781	-	551	1	(36,090)	2,212	-	62,969
Sands Bethlehem	24,362	9,043	-	-	61	-	113	-	33,579
United States Property Operations	73,876	55,824	-	551	62	(36,090)	2,325	-	96,548
Other Asia (2)	(16,901)	3,685	-	-	11	11,000	70	-	(2,135)
Other Development	(7,015)	158	621	-	6,236	-	-	-	-
Corporate	(53,304)	7,076	-	-	-	(253)	-	46,481	-
	$780,641	$251,048	$10,108	$4,762	$7,033	$-	$6,847	$46,481	$1,106,920

Three Months Ended June 30, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$189,918	$36,344	$1,652	$17	$53	$-	$1,257	$-	$229,241
Sands Cotai Central	(17,876)	25,558	2,152	-	41,771	-	233	-	51,838
Four Seasons Hotel Macao and Plaza Casino	61,985	12,480	705	33	1,340	-	44	-	76,587
Sands Macao	63,292	7,616	353	(261)	-	-	304	-	71,304
Macao Property Operations	297,319	81,998	4,862	(211)	43,164	-	1,838	-	428,970
Marina Bay Sands	235,291	66,016	4,574	138	-	22,649	1,737	-	330,405
United States:
Las Vegas Operating Properties	38,282	56,034	-	165	-	(32,696)	2,565	-	64,350
Sands Bethlehem	17,362	8,865	-	405	147	-	138	-	26,917
United States Property Operations	55,644	64,899	-	570	147	(32,696)	2,703	-	91,267
Other Asia (2)	(20,066)	3,702	-	24	51	10,274	60	-	(5,955)
Other Development	(108,424)	153	621	100,743	6,907	-	-	-	-
Corporate	(62,036)	3,672	-	(1)	-	(227)	-	58,592	-
	$397,728	$220,440	$10,057	$101,263	$50,269	$-	$6,338	$58,592	$844,687

Six Months Ended June 30, 2013

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$634,468	$66,884	$3,278	$1,480	$121	$-	$3,115	$-	$709,346
Sands Cotai Central	139,372	126,103	4,306	1,312	5,369	-	1,206	-	277,668
Four Seasons Hotel Macao and Plaza Casino	88,781	23,347	1,440	65	1,649	-	79	-	115,361
Sands Macao	167,810	15,522	707	116	-	-	785	-	184,940
Macao Property Operations	1,030,431	231,856	9,731	2,973	7,139	-	5,185	-	1,287,315
Marina Bay Sands	547,774	136,728	9,301	2,594	-	52,034	3,699	-	752,130
United States:
Las Vegas Operating Properties	148,323	95,935	-	1,114	116	(73,514)	4,423	-	176,397
Sands Bethlehem	45,194	17,908	-	-	107	-	226	-	63,435
United States Property Operations	193,517	113,843	-	1,114	223	(73,514)	4,649	-	239,832
Other Asia (2)	(35,498)	7,382	-	13	251	22,000	128	-	(5,724)
Other Development	(13,167)	316	1,243	-	11,608	-	-	-	-
Corporate	(115,713)	13,480	-	-	-	(520)	-	102,753	-
	$1,607,344	$503,605	$20,275	$6,694	$19,221	$-	$13,661	$102,753	$2,273,553

Six Months Ended June 30, 2012

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$388,486	$73,112	$3,302	$42,949	$53	$-	$3,272	$-	$511,174
Sands Cotai Central	(17,876)	25,558	2,152	-	41,771	-	233	-	51,838
Four Seasons Hotel Macao and Plaza Casino	115,395	24,904	1,410	37	2,222	-	138	-	144,106
Sands Macao	161,834	15,027	706	(169)	-	-	862	-	178,260
Macao Property Operations	647,839	138,601	7,570	42,817	44,046	-	4,505	-	885,378
Marina Bay Sands	608,489	131,067	9,042	(1)	-	50,790	3,537	-	802,924
United States:
Las Vegas Operating Properties	125,986	112,716	-	567	-	(65,556)	6,443	-	180,156
Sands Bethlehem	35,540	17,739	-	413	241	-	486	-	54,419
United States Property Operations	161,526	130,455	-	980	241	(65,556)	6,929	-	234,575
Other Asia (2)	(35,016)	7,383	-	24	122	15,274	536	-	(11,677)
Other Development	(163,259)	422	3,390	100,930	58,517	-	-	-	-
Corporate	(114,297)	7,259	-	(1)	-	(508)	-	107,547	-
	$1,105,282	$415,187	$20,002	$144,749	$102,926	$-	$15,507	$107,547	$1,911,200

(1)  During the three months ended June 30, 2013 and 2012, the Company recorded stock-based compensation expense of $11.9 million and $13.7 million, respectively, of which $5.1 million and $7.1 million, respectively, is included in corporate expense and $0.0 million and $0.3 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the six months ended June 30, 2013 and 2012, the Company recorded stock-based compensation expense of $26.5 million and $32.9 million, respectively, of which $12.8 million and $16.9 million, respectively, is included in corporate expense and $0.0 million and $0.5 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Adjusted, Adjusted Property EBITDA:

Three Months Ended June 30, 2013

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted, Adjusted Property EBITDA

Macao Property Operations	$657,158	$-	$-	$657,158
Marina Bay Sands	355,349	46,059	(5,163)	396,245
United States:
Las Vegas Operating Properties	62,969	28,296	(2,122)	89,143
Sands Bethlehem	33,579	(3,684)	571	30,466
United States Property Operations	96,548	24,612	(1,551)	119,609
Other Asia	(2,135)	-	-	(2,135)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,106,920	$70,671	$(6,714)	$1,170,877

Three Months Ended June 30, 2012

	Adjusted Property EBITDA	(1) Hold-Adjusted Casino Revenue	(2) Hold-Adjusted Casino Expense	Hold-Adjusted, Adjusted Property EBITDA

Macao Property Operations	$428,970	$-	$-	$428,970
Marina Bay Sands	330,405	49,095	(5,504)	373,996
United States:
Las Vegas Operating Properties	64,350	19,678	(1,476)	82,552
Sands Bethlehem	26,917	1,094	(192)	27,819
United States Property Operations	91,267	20,772	(1,668)	110,371
Other Asia	(5,955)	-	-	(5,955)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$844,687	$69,867	$(7,172)	$907,382

(1)  For Macao Property Operations and Marina Bay Sands this represents the estimated incremental casino revenue related to Rolling Volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties and Sands Bethlehem this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 21.0% and 14.8%, respectively.

(2) Represents the estimated incremental gaming taxes that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Adjusted, Adjusted Property EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income attributable to Las Vegas Sands Corp.	$529,753	$240,587	$1,101,714	$739,529
Add (deduct):
Net income attributable to noncontrolling interests	141,920	45,794	273,933	125,961
Income tax expense	47,721	39,085	103,303	102,256
Loss on modification or early retirement of debt	-	16,403	-	19,234
Other (income) expense	(3,893)	(1,782)	(1,785)	1,637
Interest expense, net of amounts capitalized	68,376	64,533	137,208	129,205
Interest income	(3,236)	(6,892)	(7,029)	(12,540)
Loss on disposal of assets	4,762	482	6,694	1,075
Impairment loss	-	100,781	-	143,674
Amortization of leasehold interests in land	10,108	10,057	20,275	20,002
Depreciation and amortization	251,048	220,440	503,605	415,187
Development expense	6,002	6,797	11,353	7,995
Pre-opening expense	1,031	43,472	7,868	94,931
Stock-based compensation (1)	6,847	6,338	13,661	15,507
Corporate expense	46,481	58,592	102,753	107,547
Adjusted Property EBITDA	$1,106,920	$844,687	$2,273,553	$1,911,200

Hold-adjusted casino revenue (2)	70,671	69,867
Hold-adjusted casino expense (2)	(6,714)	(7,172)
Hold-Adjusted, Adjusted Property EBITDA	$1,170,877	$907,382

(1)  See Exhibit 2
(2)  See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

The Venetian Macao	$894,706	$649,446	$1,766,918	$1,422,206
Sands Cotai Central	584,002	265,601	1,171,181	265,601
Four Seasons Hotel Macao and Plaza Casino	274,089	266,137	497,309	565,741
Sands Macao	294,667	271,603	604,940	620,686
Marina Bay Sands	739,490	694,762	1,534,354	1,543,431
Las Vegas Operating Properties	345,730	327,313	757,271	711,916
Sands Bethlehem	126,759	115,096	249,675	230,658
Other Asia	36,408	37,935	70,281	73,503
Intersegment Eliminations	(52,910)	(45,987)	(106,269)	(89,094)
	$3,242,941	$2,581,906	$6,545,660	$5,344,648

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
The Venetian Macao	40.3%	35.3%	40.1%	35.9%
Sands Cotai Central	25.0%	19.5%	23.7%	19.5%
Four Seasons Hotel Macao and Plaza Casino	22.6%	28.8%	23.2%	25.5%
Sands Macao	30.0%	26.3%	30.6%	28.7%
Marina Bay Sands	48.1%	47.6%	49.0%	52.0%
Las Vegas Operating Properties	18.2%	19.7%	23.3%	25.3%
Sands Bethlehem	26.5%	23.4%	25.4%	23.6%
Other Asia	-5.9%	-15.7%	-8.1%	-15.9%

Total	34.1%	32.7%	34.7%	35.8%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Adjusted, Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Adjusted, Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income attributable to Las Vegas Sands Corp.	$529,753	$240,587	$1,101,714	$739,529

Pre-opening expense, net	832	30,611	5,659	66,810
Development expense, net	6,002	6,797	11,353	7,995
Impairment loss, net	-	70,855	-	101,009
Loss on disposal of assets, net	4,025	549	5,804	1,046
Loss on modification or early retirement of debt, net	-	15,883	-	18,714
Adjusted net income	$540,612	$365,282	$1,124,530	$935,103

Hold-adjusted casino revenue (1)	70,671	69,867
Hold-adjusted casino expense (1)	(6,714)	(7,172)
Income tax impact on hold adjustments	(6,952)	(7,410)
Noncontrolling interest impact on hold adjustments	-	-
Hold-adjusted, adjusted net income	$597,617	$420,567

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.64	$0.29	$1.33	$0.90

Pre-opening expense, net	-	0.03	0.01	0.08
Development expense, net	0.01	0.01	0.01	0.01
Impairment loss, net	-	0.09	-	0.13
Loss on disposal of assets, net	-	-	0.01	-
Loss on modification or early retirement of debt, net	-	0.02	-	0.02
Adjusted earnings per diluted share	$0.65	$0.44	$1.36	$1.14

Hold-adjusted casino revenue	0.09	0.09
Hold-adjusted casino expense	(0.01)	(0.01)
Income tax impact on hold adjustments	(0.01)	(0.01)
Noncontrolling interest impact on hold adjustments	-	-
Hold-adjusted, adjusted earnings per diluted share	$0.72	$0.51

Weighted average diluted shares outstanding	827,901,261	826,102,326	827,701,270	822,458,833

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Room Statistics:
The Venetian Macao:
Occupancy %	87.4%	86.7%	89.5%	90.1%
Average daily room rate (ADR) (1)	$227	$228	$229	$236
Revenue per available room (RevPAR) (2)	$199	$198	$205	$213

Sands Cotai Central:
Occupancy %	67.5%	75.1%	69.0%	75.1%
Average daily room rate (ADR) (1)	$143	$141	$148	$141
Revenue per available room (RevPAR) (2)	$97	$106	$102	$106

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	80.7%	73.3%	81.0%	77.8%
Average daily room rate (ADR) (1)	$352	$357	$361	$358
Revenue per available room (RevPAR) (2)	$284	$261	$292	$279

Sands Macao:
Occupancy %	95.0%	93.2%	94.9%	93.5%
Average daily room rate (ADR) (1)	$242	$242	$244	$247
Revenue per available room (RevPAR) (2)	$230	$225	$232	$231

Marina Bay Sands:
Occupancy %	99.4%	99.1%	99.0%	98.7%
Average daily room rate (ADR) (1)	$379	$351	$379	$346
Revenue per available room (RevPAR) (2)	$377	$348	$375	$341

Las Vegas Operating Properties:
Occupancy %	91.6%	86.2%	91.0%	84.8%
Average daily room rate (ADR) (1)	$205	$205	$208	$209
Revenue per available room (RevPAR) (2)	$188	$176	$189	$177

Sands Bethlehem:
Occupancy %	72.5%	62.2%	68.9%	56.2%
Average daily room rate (ADR) (1)	$143	$142	$141	$141
Revenue per available room (RevPAR) (2)	$104	$88	$97	$79

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$16,788	$13,860	$17,325	$14,117
Slot machine win per unit per day (4)	$314	$295	$317	$315
Average number of table games	559	485	542	527
Average number of slot machines	2,245	2,220	2,257	2,251

Sands Cotai Central:
Table games win per unit per day (3)	$13,096	$10,112	$13,653	$10,112
Slot machine win per unit per day (4)	$245	$397	$246	$397
Average number of table games	510	362	507	362
Average number of slot machines	2,143	819	2,150	819

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$23,601	$22,227	$21,900	$24,625
Slot machine win per unit per day (4)	$707	$649	$626	$694
Average number of table games	155	159	150	162
Average number of slot machines	177	183	182	180

Sands Macao:
Table games win per unit per day (3)	$11,537	$9,500	$12,255	$10,159
Slot machine win per unit per day (4)	$241	$240	$239	$267
Average number of table games	304	348	296	373
Average number of slot machines	1,192	1,158	1,210	1,125

Marina Bay Sands:
Table games win per unit per day (3)	$11,345	$9,825	$12,455	$11,395
Slot machine win per unit per day (4)	$674	$636	$691	$646
Average number of table games	616	611	608	609
Average number of slot machines	2,253	2,484	2,232	2,482

Las Vegas Operating Properties:
Table games win per unit per day (3)	$4,016	$3,402	$5,250	$5,227
Slot machine win per unit per day (4)	$193	$200	$196	$194
Average number of table games	239	231	239	229
Average number of slot machines	2,360	2,170	2,406	2,293

Sands Bethlehem:
Table games win per unit per day (3)	$3,139	$2,813	$3,081	$2,799
Slot machine win per unit per day (4)	$270	$265	$271	$272
Average number of table games	147	122	144	120
Average number of slot machines	3,012	3,024	3,016	3,009
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(1)           ADR is calculated by dividing total room revenue by total rooms occupied.
(2)           RevPAR is calculated by dividing total room revenue by total rooms available.
(3)           Table games win per unit per day is shown before discounts and commissions.
(4)           Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6